EXHIBIT 10.8(A)

TERMINATION AND RELEASE AGREEMENT

THIS AGREEMENT made as of the 7th day of October, 2019 (the “Effective Date”).

BETWEEN:

MEDMEN ENTERPRISES INC., a British Columbia corporation

(“MedMen”)

and

NEW MEDMEN INC., a British Columbia corporation

(“ParentCo”)

and

MEDMEN MERGER CORP., a British Columbia corporation

(“Merger Sub”)

and

PHARMACANN, LLC, an Illinois limited liability company

(the “Company”)

and, for the purposes of Sections 4, 5 and 16 only,

ILLINOIS MEDTECH, LLC

(“IL Medtech” or the “Transferors’ Representative”)

and

Norah Scott

and

Teddy Scott

and

MJP CAPITAL HEALTHCARE, LLC

(“MJP”)

and

CMM TRUST U/A/D 9/12/18

(“CMM”)

and

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FAMILY DESCENDANTS TRUST U/A/D 9/10/18

(“FDT”)

and

Stephen Schuler

and

Gregory Cappelli

(IL MedTech together with Norah Scott, Teddy Scott, MJP, CMM, FDT, Stephen Schuler and Gregory Cappelli, the “Majority Members”).

and for the purposes of section 4 and 5 only

the other equity holders of the Company identified in Schedule I of the Business Combination Agreement (together with the Majority Members, the “Transferors”).

RECITALS:

A. The parties hereto (the “Parties”) are parties to a business combination agreement dated as of December 23, 2018 (the “Business Combination Agreement”).

B. Pursuant to the Business Combination Agreement, MedMen advanced a total of $20,000,000 to the Company under the Line of Credit (as defined in the Business Combination Agreement).

C. Pursuant to section 12.01 of the Business Combination Agreement, MedMen, ParentCo and the Company may mutually agree to terminate the Business Combination Agreement.

D. The Parties have mutually agreed to terminate the Business Combination Agreement and in consideration of such termination, enter into a Membership Interest Purchase concurrently with this agreement (the “Purchase Agreement”) pursuant to which a subsidiary of MedMen will acquire certain assets of the Company on the terms and conditions set forth herein and therein.

NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration as set out herein, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Termination. Effective as of the Effective Date, the Business Combination Agreement shall be terminated and of no further force or effect whatsoever, without any further act or formality on the part of any Party or of any other party to the Business Combination Agreement and no rights or obligations with respect thereto shall exist from and after the date hereof and any rights and obligations in connection with the subject matter of the Business Combination Agreement shall be as set out herein, in the Purchase Agreement and in the Interim Note (defined below), provided that any debt obligation of the Company to MedMen pursuant to the Line of Credit shall survive such termination and will only be satisfied pursuant to the terms set out herein and in the Purchase Agreement.

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2. Termination Fee. In consideration of (a) the termination of the Business Combination Agreement, and (b) complete satisfaction of the Line of Credit (including any associated fees and interest) in accordance with the terms set forth in the Purchase Agreement , the Company shall pay to MedMen a termination fee (the “Termination Fee”) consisting of one hundred percent (100%) of the membership interests in limited liability companies holding the following three licenses, together, as applicable, with any associated leases, inventory and underlying assets used exclusively in connection with the operation of such licenses (the “Transferred Assets”) pursuant to and in accordance with the terms set forth in the Purchase Agreement:

i. Illinois Department of Agriculture: Medical Cannabis Cultivation Center Operating Permit, #1503060628 and Early Approval Adult Use Cultivation Center License, #1503060628-EA (Hillcrest, IL).

ii. Illinois Department of Financial and Professional Regulation: Registered Medical Cannabis Dispensing Organization, Registry ID #34-001 (Evanston, IL).

iii. Virginia Board of Pharmacy: Provisional Pharmaceutical Processor Permit (Region 1; Staunton, VA).

3. Interim Loan. In consideration of the entering into this agreement and the payment of the Termination Fee, on September 30, 2019, MedMen provided the Company with a short- term loan (the “Interim Loan”) in the amount of $2,500,000 as evidenced by a promissory note (the “Interim Note”) executed by the Company in favor of MedMen. The Interim Loan shall be repaid by the Company on or before the later of (a) October 31, 2019 or (b) the date on which this agreement and the Purchase Agreement have all been fully executed, in accordance with the terms of the Interim Note.

4. Release of PharmaCann Parties. Effective as of the Effective Date, each of MedMen, ParentCo and Merger Sub (the “MedMen Releasing Parties) do jointly and severally release, remise and forever discharge each of the Company and the Transferors and their respective affiliates, subsidiaries, officers, directors and unitholders (the “PharmaCann Released Parties”) from and against any and all actions, causes of action, suits, debts, duties, accounts, bonds, covenants, contracts, claims, demands and any other obligations of any kind whatsoever which any of the MedMen Releasing Parties now has or hereafter can, shall or may have against any of the PharmaCann Released Parties for or by reason of or in any way arising out of any cause, matter or thing whatsoever as it relates, directly or indirectly, to the Business Combination Agreement and the transactions contemplated thereby (collectively, the “PharmaCann Released Claims”). The MedMen Releasing Parties do hereby jointly and severally represent, warrant and covenant that they have not assigned and will not assign to any other person or entity any of the PharmaCann Released Claims. The MedMen Releasing Parties further jointly and severally covenant and agree not to join, assist, aid or act in concert in any manner whatsoever with or cause directly or indirectly any other person, firm or corporation in the making of any claim or demand or in the bringing of any proceeding or action in any manner whatsoever against any of the PharmaCann Released Parties arising out of or in relation to the matters hereinbefore remised, released or discharged. For greater certainty and without limitation, the release in this Section 4 shall not apply to the covenants, representations and warranties given by and other obligations of the PharmaCann Released Parties hereunder, nor to the covenants, representations and warranties given by and other obligations of PharmaCann or any subsidiary thereof in the Purchase Agreement, nor to the obligations to transfer the Transferred Assets thereunder, nor to the amounts owing by the Company to MedMen under the Line of Credit in respect of principal and interest (including PIK interest as described in the Business Combination Agreement), nor to the Interim Note.

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5. Release of MedMen Parties. Effective as of the Effective Date, each of the Company and the Transferors (the “PharmaCann Releasing Parties”) do jointly and severally release, remise and forever discharge each of MedMen, ParentCo and MergerSub and their respective affiliates, subsidiaries, officers, directors and shareholders (the “MedMen Released Parties”) from and against any and all actions, causes of action, suits, debts, duties, accounts, bonds, covenants, contracts, claims, demands and any other obligations of any kind whatsoever which any of the PharmaCann Releasing Parties now has or hereafter can, shall or may have against any of the MedMen Released Parties for or by reason of or in any way arising out of any cause, matter or thing whatsoever as it relates, directly or indirectly, to the Business Combination Agreement and the transactions contemplated thereby (collectively, the “MedMen Released Claims” and together with the PharmaCann Released Claims, the “Released Claims”). The PharmaCann Releasing Parties do hereby jointly and severally represent, warrant and covenant that they have not assigned and will not assign to any other person or entity any of the MedMen Released Claims. The PharmaCann Releasing Parties further jointly and severally covenant and agree not to join, assist, aid or act in concert in any manner whatsoever with or cause directly or indirectly any other person, firm or corporation in the making of any claim or demand or in the bringing of any proceeding or action in any manner whatsoever against any of the MedMen Released Parties arising out of or in relation to the matters hereinbefore remised, released or discharged. For greater certainty and without limitation, the release in this Section 5 shall not apply to the covenants, representations and warranties given by and other obligations of the MedMen Released Parties hereunder, nor to the covenants, representations and warranties given by and other obligations of MedMen in the Purchase Agreement.

6. Release of Unknown Claims. The Parties intend that the foregoing releases shall be effective as a full and final accord and satisfaction of all Released Claims, and except as otherwise expressly provided in this agreement, the Parties (a) agree that this agreement shall be effective as a bar, waiver and release of each and every known or unknown Released Claim, and (b) agree that it is their intent to provide a full and final release of all Released Claims against any and all Parties including claims that are not presently known or anticipated. The waivers and releases in this agreement do not include any claims expressly excluded from the Released Claims in Sections 4 and 5 hereof, any claims that cannot be released by law or any rights that may arise as a result of actions taken or failed to be taken after the date this agreement is executed. For avoidance of doubt, each of the PharmaCann Releasing Parties and MedMen Releasing Parties expressly waives any and all rights and benefits conferred upon it by the provisions of section 1542 of the California Civil Code. Section 1542 provides:

“A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

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7. Return of Materials etc. The Company shall use commercially reasonable efforts to return to MedMen, at MedMen’s specified request, or in the case of electronic materials immediately destroy, all written and electronic materials and other tangible and intangible property of MedMen and its subsidiaries not covered in Section 11 and in the possession of the Company and its subsidiaries, including all inventory, products, samples, records, files, business tools, human resources tools, manuals and materials, data analytics tools, strategy and planning materials, brochures, agreements, and any and all other materials relating to the operation of MedMen’s businesses and its plans for the Company’s businesses, and all copies thereof (all of which are acknowledged to be the property of MedMen and its subsidiaries), and shall retain no copy or record of any of the foregoing except as provided for in Section 13. MedMen shall use commercially reasonable efforts to return to the Company, at the Company’s specified request, or in the case of electronic materials immediately destroy, all written and electronic materials and other tangible and intangible property of the Company and its subsidiaries not covered in Section 11 and in the possession of MedMen and its subsidiaries, including all inventory, products, samples, records, files, business tools, human resources tools, manuals and materials, data analytics tools, strategy and planning materials, brochures, agreements, and any and all other materials relating to the operation of the Company’s businesses, and all copies thereof (all of which are acknowledged to be the property of the Company and its subsidiaries), and shall retain no copy or record of any of the foregoing except as provided for in Section 13. Notwithstanding the foregoing, the VTA Short Path Distillation Machine (the “VTA Short Path”) purchased by MedMen and delivered to the Company’s Dwight cultivation facility shall be delivered to the Hillcrest facility at MedMen’s expense on or before the closing of the Hillcrest license transfer (pursuant to the Purchase Agreement), provided that the Company shall make no use of the VTA Short Path following the Effective Date.

8. Real Estate; Assignment of Lease and Conflict Waiver.

i. Lease Guarantees. Promptly following execution of this Agreement, the Company shall, or shall cause the applicable subsidiary of the Company to use commercially reasonable efforts to obtain a full and complete release of any non-springing guarantees that MedMen or a subsidiary of MedMen entered into in anticipation of the closing of the transactions contemplated under the Business Combination Agreement. If the Company or its applicable subsidiary (as applicable) is unable to obtain a release with respect to any such guarantee, then, in any such case, the Company shall indemnify and defend MedMen or its subsidiary (as applicable) for any and all liability incurred by MedMen or its subsidiary (as applicable) under such guarantee to the extent arising and accruing from and after the Effective Date. For avoidance of doubt, the Parties acknowledge and agree that the Company is not required to request releases with respect to any guarantees that would only become effective upon the closing of the transactions contemplated under the Business Combination Agreement, but the Company hereby agrees that it shall indemnify, hold harmless and defend MedMen or its applicable subsidiary for any and all liability, expenses, costs or fees incurred by MedMen or its subsidiary as a result of any such guarantee.

ii. Conflict Waiver. Each of the Company and MedMen agree that if requested by the other party, they will execute a conflict waiver with Thompson Coburn LLP and Dorgan, Butcher & Phelps LLC for land use, real estate and lobbying representation in the State of Illinois.

9. Representations of the MedMen Parties. Each of MedMen, ParentCo and Merger Sub represents and warrants to the Company as follows, acknowledging that the Company is relying on these representations and warranties:

i. Each is a corporation that it is validly existing under the laws of the jurisdiction of its incorporation.

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ii. Each has the corporate power and capacity to execute, deliver, and perform its obligations under this agreement.

iii. Each has taken all necessary action to authorize its execution and delivery of, and the performance of its obligations under, this agreement.

iv. Each has duly executed and delivered this agreement.

v. This agreement constitutes a legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to:

a. bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement, winding-up, and other laws of general application affecting the enforcement of creditors’ rights generally; and

b. general equitable principles including the principle that the granting of equitable remedies, such as injunctive relief and specific performance, is at the court’s discretion.

vi. The execution, delivery, and performance of its obligations under this agreement do not and will not breach or result in a default under:

a. their constating documents;

b. any law or regulation to which they are subject;

c. any judgment, order, or decree of any governmental authority to which they are subject; or

d. any agreement to which they are a party or by which they are bound.

vii. Except for applicable filings under applicable securities laws, they are not required to take any action or obtain approval, authorization, consent, or order of, or make any filing, registration, qualification, or recording with, any governmental authority or any other person in connection with the execution or delivery of, or the performance of its obligations under, this agreement.

viii. No proceedings have been taken or authorized by it or, to its knowledge, by any other person relating to its bankruptcy, insolvency, liquidation, dissolution, or winding up.

All representations and warranties set forth in this Section 9 will remain operative and in full force and effect, and will survive the Effective Date and the delivery of all consideration and documents under this agreement. MedMen, ParentCo and MergerSub shall jointly and severally defend, indemnify and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with a breach of the representations and warranties contained in this Section 9.

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10. Representations of the PharmaCann Parties. The Company represents and warrants to MedMen, ParentCo and Merger Sub as follows, acknowledging that MedMen, ParentCo and Merger Sub are relying on these representations and warranties:

i. The Company is a company, it is validly existing under the laws of the jurisdiction of its formation.

ii. The Company has the power and capacity to execute, deliver, and perform its obligations under this agreement.

iii. The Company has taken all necessary action to authorize its execution and delivery of, and the performance of its obligations under, this agreement.

iv. The Company has duly executed and delivered this agreement.

v. This agreement constitutes a legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to:

a. bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement, winding-up, and other laws of general application affecting the enforcement of creditors’ rights generally; and

b. general equitable principles including the principle that the granting of equitable remedies, such as injunctive relief and specific performance, is at the court’s discretion.

vi. The execution, delivery, and performance of the Company’s obligations under this agreement do not and will not breach or result in a default under

a. its constating documents;

b. any law or regulation to which it is subject;

c. any judgment, order, or decree of any governmental authority to which it is subject; or

d. any agreement to which it is a party or by which it is bound.

vii. The Company is not required to take any action or obtain approval, authorization, consent, or order of, or make any filing, registration, qualification, or recording with, any governmental authority or any other person in connection with the execution or delivery of, or the performance of its obligations under, this agreement.

viii. No proceedings have been taken or authorized by the Company or, to the Company’s knowledge, by any other person relating to its bankruptcy, insolvency, liquidation, dissolution, or winding up.

All representations and warranties set forth in this Section 10 will remain operative and in full force and effect, and will survive the Effective Date and the delivery of all consideration and documents under this agreement. The Company shall defend, indemnify and hold harmless MedMen, ParentCo and Merger Sub from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with a breach of the representations and warranties contained in this Section 10.

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11. Confidential Information. In this agreement, “Confidential Information” means all information that the Parties would reasonably expect to be treated as confidential, whether or not it is marked as confidential, whether written or oral, and any derivative of that information relating to the disclosing Party, its business, the Business Combination Agreement or the transactions contemplated therein or this agreement or the transactions contemplated herein, but does not include information that:

i. is or becomes publicly known through no wrongful act of the recipient Party or its representatives;

ii. is received in good faith on a non-confidential basis from a source other than the disclosing Party or its representatives from a source which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation;

iii. was in the recipient’s Party possession before its disclosure by the disclosing Party or its representatives and, if received by the recipient Party, was received through no wrongful act of the recipient Party or any other party;

iv. was independently developed by the recipient Party without breach of an obligations under this agreement or any other obligations; or

v. is explicitly approved for release to a third party by notice from the disclosing Party to the recipient Party.

12. Return or Destruction. Each recipient Party shall keep confidential the Confidential Information received by it, shall not reverse engineer, decompile, or disassemble any Confidential Information, shall not use the Confidential Information for any purpose and subject to this Section 12 shall as soon as practicable following, and in any event within three (3) business days of the execution of this agreement:

i. return or cause to be returned to the applicable disclosing Party, or destroy or cause to be destroyed, all copies of the Confidential Information in that recipient Party’s possession or in the possession of any of its representatives; and

ii. destroy all copies of any documents or files prepared by that recipient Party or for that recipient Party’s use containing, incorporating, or reflecting any Confidential Information.

13. Erasure. If a recipient Party opts to destroy or permanently secure the Confidential Information received by it pursuant to Section 11, it shall permanently erase any documents or files that are contained in any electronic media that can be permanently erased; provided that each recipient Party may retain a single copy of the Confidential Information solely for compliance with applicable laws and for no other purpose.

14. Evidence of Compliance. Each disclosing Party may require written evidence (to its satisfaction, acting reasonably) of the deliveries or destruction required pursuant to Section 12 by of each of recipient Parties of its Confidential Information.

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15.Additional Acknowledgements and Covenants.

i. Each disclosing Party retains at all times the exclusive worldwide right, title, and interest, both legal and equitable, in and to its Confidential Information.

ii. By its disclosure of its Confidential Information to a recipient Party, each disclosing Party has not and shall not grant to the recipient Party any express or implied right, title, or interest in or to such Confidential Information.

iii. The Confidential Information is proprietary and has competitive value. Accordingly, any disclosure to a disclosing Party’s competitors or to the public would be detrimental to the best interests of the disclosing Party, which may incur losses, costs, and damages as a result.

iv. Each recipient Party will be liable to the applicable disclosing Party for each act or omission of any of its representatives, whether or not that act or omission occurs within the scope of that person’s office, employment, or engagement. Each such act or omission will be deemed to be the act of the applicable recipient Party who will be liable to the same extent as if that act or omission were that recipient Party’s own.

v. Each recipient Party’s obligations to the applicable disclosing Party under this agreement in connection with Confidential Information are in addition to any of that recipient Party’s other obligations to that disclosing Party, whether express or implied, in fact, in law, or at equity.

vi. Each recipient Party’s obligations hereunder in connection with Confidential Information shall survive for a period of three (3) years from the Effective Date.

16. Public Communication. The Company and the Majority Members shall not issue any press release or make any other public statement or disclosure with respect to the Business Combination Agreement, this agreement, its attachments, or the transactions contemplated herein or therein, without the prior written consent of MedMen, with such consent not to be unreasonably withheld, conditioned or delayed; provided, however, for the avoidance of doubt, that the Company shall be permitted to issue any press release or make any other public statement or disclosure with respect to its business so long as there is no reference toMedMen, the Business Combination Agreement, this agreement, its attachments, or the transactions contemplated herein, and provided further that MedMen may make disclosures with respect to the transactions contemplated herein to the extent MedMen determines, in its reasonable discretion, that such disclosures are required by applicable law. MedMen will provide the Company the opportunity to review and provide comment on the initial public announcement regarding this agreement.

17. Remedies Cumulative. The rights, remedies, and powers provided to a Party under this agreement are cumulative and in addition to, and are not exclusive of or in substitution for, any rights, remedies, and powers otherwise available to that Party.

18. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

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19. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day of the recipient if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 19):

If to the Company or Transferors:

c/o PharmaCann, LLC

190 South LaSalle, Suite 2950

Chicago, IL 60603

E-mail: robert.mcqueen@pharmacannis.com

Attention: Robert McQueen, General Counsel

c/o PharmaCann, LLC

190 South LaSalle, Suite 2950

Chicago, IL 60603

E-mail: brett.novey@pharmacann.com

Attention: Brett Novey, Chief Executive Officer

If to the Transferors, a copy to Transferors’ Representative:

Illinois MedTech c/o Printers Row Advisors, LLC

1105 Curtiss Street

Downers Grove, IL 60515

E-mail: jflynn@flynnawllc

Attention: John Flynn

If to ParentCo/MedMen/Merger Sub:

c/o MedMen Enterprises Inc.

10115 Jefferson Boulevard

Culver City, CA 90232

E-mail: dan.edwards@medmen.com

Attention: Dan Edwards, SVP, Legal Affairs

20. Interpretation. For purposes of this agreement: (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (ii) the word "or" is not exclusive; and (iii) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this agreement as a whole. Unless the context otherwise requires, references herein: (a) to Sections mean the Sections of this agreement; (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (c) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

21. Headings. The headings in this agreement are for reference only and shall not affect the interpretation of this agreement.

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22. Severability. If any term or provision of this agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this agreement so as to affect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

23. Entire Agreement. This agreement, together with the Purchase Agreement and the Interim Note constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. The Recitals to this agreement are hereby incorporated into this agreement.

24. Successors and Assigns. This agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of each the other Parties.

25. No Third-Party Beneficiaries. Except as otherwise provided herein, this agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this agreement.

26. Amendment and Modification; Waiver. This agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

27. Governing Law and Venue; Attorney’s Fees.

i. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). The Parties consent to the venue and jurisdiction of the Delaware Court of Chancery and any appellate court, for the adjudication of any disputes arising out of or relating to this Agreement. The Parties hereby irrevocably and unconditionally (a) agree not to commence any such action or proceeding except in the Delaware Court of Chancery, (b) agree that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Court of Chancery and any appellate court from any thereof, (c) waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (d) waive, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery.

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ii. The Parties shall each bear their own costs and attorneys' fees in any proceeding, provided, however, that the judge shall have the authority to require either Party to pay the costs and attorneys' fees of the other Party, as is permitted under federal or state law, as a part of any remedy that may be ordered. THE PARTIES UNDERSTAND THAT BY USING A JUDGE TO RESOLVE DISPUTES THEY ARE GIVING UP ANY RIGHT THAT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO ALL ISSUES CONCERNING THIS AGREEMENT.

28. Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this agreement (including failing to take such actions as are required of them hereunder to consummate this agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this agreement and to seek to enforce specifically the terms and provisions hereof, without proof of damages, this being in addition to any other remedy to which they are entitled under this agreement or otherwise.

29. Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this agreement.

30. Further Assurances. Each of the Parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this agreement.

31. Time. Time shall be of the essence of this agreement.

32. Non-Admission of Wrongdoing. This agreement shall not in any way be construed as an admission that the Parties have any liability to, or acted wrongfully in any way with respect to, the other Parties or any other person.

33. Termination of Prior License Requests. As soon as reasonably practical following the Effective Date, the Parties shall cooperate to withdraw all requests made to the applicable regulatory bodies to consummate the license transfers/ownership changes contemplated under the Business Combination Agreement for all licenses not included in the Termination Fee.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first written above by their respective authorized representatives (as applicable) thereunto duly authorized.

MEDMEN ENTERPRISES INC.

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Chief Executive Officer

NEW MEDMEN INC.

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Authorized Signatory

MEDMEN MERGER CORP.

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Authorized Signatory

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PHARMACANN, LLC

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	CEO

ILLINOIS MEDTECH, LLC

By:	/s/ Stephen Schuler
Stephen Schuler
pursuant to proxy given by Illinois Medtech, LLC on 10/9/18

For the Purposes of Sections 4, 5 and 16 only:

NORAH SCOTT

By:	/s/ Teddy Scott
Teddy Scott
pursuant to proxy given by Norah Scott on 10/9/18

TEDDY SCOTT

/s/ Teddy Scott

STEPHEN SCHULER

/s/ Stephen Schuler

GREGORY CAPPELLI

/s/ Gregory Cappelli

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MJP CAPITAL HEALTHCARE, LLC

By:	/s/ Stephen Schuler
Stephen Schuler
pursuant to proxy given by MJP Capital Healthcare, LLC on 10/9/18

CMM TRUST U/A/D 9/12/18

By:	/s/ Stephen Schuler
Stephen Schuler pursuant to proxy given by CMM Trust U/A/D 9/12/18 on 10/9/18

FAMILY DESCENDANTS TRUST U/A/D 9/10/18

By:	/s/ Stephen Schuler
Stephen Schuler pursuant to proxy given by Family Descendants Trust U/A/D 9/10/18 on 10/9/18

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For the Purposes of Sections 4 and 5 only:

ADDITIONAL PARTIES LISTED ON SCHEDULE I OF THE BUSINESS COMBINATION AGREEMENT:

By the Board of Managers of PharmaCann, LLC pursuant to the Power of Attorney granted to them in PharmaCann, LLC’s Fourth Amended and Restated Operating Agreement dated April 23, 2018, as further amended

By:	/s/ Gregory Cappelli
Gregory Cappelli, Manager

By:	/s/ Teddy Scott
Teddy Scott, Manager

By:	/s/ Stephen Schuler
Stephen Schuler, Manager

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